Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

I, Alicia B. Derrah, the Chief Financial Officer and principal financial officer of Man Investments (USA) Corp., the Managing Member of Man-AHL 130, LLC (“Man-AHL 130”), certify that (i) the Annual Report of Man-AHL 130 on Form 10-K/A for the year ending March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of Man-AHL 130.

Date: July 15, 2008	/s/ Alicia B. Derrah
Alicia B. Derrah
Chief Financial Officer